Exhibit 99.1

Delwinds Insurance Acquisition Corp. Announces Forward Purchase Agreement and Amended Backstop Agreements

Houston, TX, Sept. 14, 2022 (GLOBE NEWSWIRE) -- Delwinds Insurance Acquisition Corp. (“DWIN” or the “Company”) (NYSE: DWIN), a publicly traded special purpose acquisition company, announced today that it has entered into a Forward Share Purchase Agreement (the "Purchase Agreement") with Meteora Capital Partners or its affiliates (collectively, “Meteora”) pursuant to which Meteora (i) has committed to owning, as of the date (the “BC Closing Date”) of consummation of DWIN’s previously announced business combination with FOXO Technologies Inc. (the “Business Combination” and “FOXO”), a certain number of shares of DWIN Class A common stock (“Public Shares”), and (ii) may purchase up to an additional number of Public Shares from other holders of Public Shares, which shares in the aggregate may be up to a maximum of 3,000,000 shares (the “Meteora Shares”). The Meteora Shares are subject to an agreement between the Company and Meteora in effect for a period of up to fifteen (15) months after the BC Closing Date. Pursuant to such arrangement, Meteora has the right to sell the Meteora Shares in the open market and, at the end of the term of the Meteora agreement, or upon an accelerated maturity date (applicable upon the occurrence of certain events, including based on a the trading price per share of the Class A common stock of the combined company after the Business Combination (the “Combined Company”)), to require the Combined Company to purchase any Meteora Shares held by Meteora as of the fifteen (15) month anniversary of the BC Closing Date at a price equal to the redemption price per Public Share at the Closing of the Business Combination(the “Redemption Price”).

Additionally, concurrent and in connection with DWIN entering into the Purchase Agreement, DWIN and the investors (the “Backstop Investors”) party to the previously disclosed backstop subscription agreements (the “Backstop Subscription Agreements") have agreed, with approval from FOXO, to amend the Backstop Subscription Agreements, and, in connection therewith, it is no longer anticipated that the Backstop Investors will subscribe for DWIN shares concurrent with the consummation of the Business Combination.

DWIN will hold a Special Meeting of Stockholders (“Special Meeting”) on September 14, 2022, at 9:00 am Eastern Time, to approve the Business Combination and the other proposals set forth in the definitive proxy statement included in the Registration Statement on Form S-4 related to the Business Combination filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”). DWIN has established August 19, 2022, as the record date for such meeting (“Record Date”). DWIN stockholders of record at the close of business on the Record Date are entitled to vote the shares of common stock of DWIN owned by them at the Special Meeting. Approval of the Business Combination by the DWIN stockholders is among the conditions to be satisfied prior to the consummation of the Business Combination (currently expected to occur soon after the Special Meeting, provided the conditions to closing are satisfied or, as applicable, waived).

DWIN has also scheduled an additional Special Meeting of Stockholders (“Extension Meeting”) on September 14, 2022, at 10:00 am Eastern Time. At the Extension Meeting, stockholders of DWIN will be asked to consider and vote upon a proposal to amend the amended and restated certificate of incorporation of DWIN (the “Charter”) to extend the date (the “Extension”) by which DWIN is required to consummate its initial business combination from September 15, 2022, until December 15, 2022. The Extension is being sought to provide additional time, if necessary, for DWIN to complete its initial business combination.

DWIN encourages all shareholders to vote on the proposal(s) for both the Special Meeting and the Extension Meeting.

DWIN stockholders who need assistance in completing the proxy card, need additional copies of the definitive proxy statement/prospectus, or have questions regarding the Special Meeting or Extension Meeting may contact DWIN’s proxy solicitor, Saratoga Proxy Consulting, by calling (888) 368-0379, or by email at info@saratogaproxy.com.

About Delwinds Insurance Acquisition Corp.

DWIN is a special purpose blank check company formed to effectuate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. DWIN’s Chairman and Chief Executive Officer is Andrew J. Poole. For more information on DWIN, visit www.delwinds.com.

About FOXO Technologies Inc.

FOXO is a technology company aiming to make longevity science fundamental to life insurance. By applying epigenetic science and AI to commercialize saliva-based biomarkers, FOXO plans to simplify the consumer underwriting journey and enhance the consumer value proposition. FOXO’s platform will modernize the life industry with saliva-based underwriting technology and consumer engagement services. FOXO is the parent company of the FOXO Life Insurance Company. For more information about FOXO, visit www.foxotechnologies.com.

Important Information and Where to Find It

DWIN filed with the SEC a Registration Statement on Form S-4, (as amended, the “Registration Statement”), which contains information about the proposed Business Combination and the respective businesses of FOXO and DWIN. DWIN has mailed a final prospectus and definitive proxy statement and other relevant documents to its stockholders. This communication is not a substitute for the Registration Statement, the definitive proxy statement/final prospectus or any other document that DWIN has sent to its stockholders in connection with the Business Combination. The information filed by DWIN contains substantially more information about FOXO than is being furnished with this communication and may contain information that an investor will consider important in making a decision regarding an investment in DWIN securities. DWIN stockholders are urged to read the final prospectus and definitive in connection with the solicitation of proxies for the special meeting to be held to approve the proposed transaction, because these documents contain important information about DWIN, FOXO and the proposed transaction. Stockholders of DWIN are also able to obtain a free copy of the proxy statement, as well as other filings containing information about DWIN, without charge, at the SEC’s website (www.sec.gov) or by calling 1-800-SEC-0330. Copies of the proxy statement and DWIN’s other filings with the SEC can also be obtained, without charge, at DWIN’s website at www.delwinds.com/investors or upon written request to One City Centre, 1021 Main Street, Suite 1960, Houston, TX 77002.

Participants In the Solicitation

FOXO and DWIN and their respective directors and officers and other members of management and employees may be deemed participants in the solicitation of proxies in connection with the proposed business combination. DWIN stockholders and other interested persons may obtain, without charge, more detailed information regarding directors and officers of DWIN in the Registration Statement. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from DWIN’s stockholders in connection with the proposed business combination is included in the definitive proxy statement/prospectus that DWIN has filed with the SEC.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” within the meaning of the federal securities laws including statements regarding the expected outcome of the Special Meeting to approve the Business Combination between DWIN and FOXO,  the anticipated consummation date of the Business Combination, the expected listing of the combined company’s stock on the New York Stock Exchange, and the future performance and market opportunities of the combined company. Actual results and performance could differ materially and adversely from those expressed or implied in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of DWIN and FOXO, including those set forth in the Risk Factors section of DWIN's registration statement and preliminary prospectus for the offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. DWIN and FOXO do not undertake any obligation to update these statements for revisions or changes after the date of this release, except as required by law. Neither DWIN nor FOXO gives any assurance that either DWIN or FOXO, or the combined company, will achieve its expectations.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contact:

Delwinds Insurance Acquisition Corp.
Bryce Quin
bryce@delwinds.com

Investor Relations
Cody Slach, Matthew Hausch
Gateway Investor Relations
(949) 574-3860
FOXO@gatewayir.com